                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             WHITTAKER CORPORATION
- - - - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - - - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        [LOGO OF WHITTAKER CORPORATION]

       Whittaker Corporation . 10880 Wilshire Boulevard . Los Angeles .
                               California 90024

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 24, 1995

  The Annual Meeting of Stockholders of Whittaker Corporation will be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California, on Friday, March 24, 1995 at 10:00 A.M., for the following purposes:

    1) To elect George H. Benter, Jr., Thomas A. Brancati and Gregory T. Parkos as directors to serve for a term of three years;

    2) To consider and act upon a proposal to ratify an amendment to the Whittaker Corporation Long-Term Stock Incentive Plan (1989) increasing the number of shares of Common Stock that may be issued thereunder from 1,000,000 shares to 2,000,000 shares.

    3) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending October 31, 1995; and

    4) To consider and act upon such other business as properly may come before the meeting.

  The Board of Directors has fixed the close of business on January 31, 1995 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, said meeting.

  All stockholders are cordially invited to attend the meeting in person. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

                                        By Order of the Board of Directors

                                                   RICHARD LEVIN
                                                     Secretary

Los Angeles, California
February 15, 1995

                        [LOGO OF WHITTAKER CORPORATION]

       Whittaker Corporation . 10880 Wilshire Boulevard . Los Angeles .
                               California 90024

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 24, 1995

                       SOLICITATION OF PROXIES AND VOTING

  The accompanying proxy is solicited on behalf of the Board of Directors of Whittaker Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on March 24, 1995 and at any and all adjournments thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company's stockholders on or about February 15, 1995.

  All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  Provided that a quorum is present, the affirmative vote of not less than a majority of the total voting power of the Company's Common Stock and $5.00 Cumulative Convertible Preferred Stock (the "$5.00 Preferred"), voting together as one class, present in person or by proxy at the meeting and entitled to vote on the subject matter, is required for approval of each of the matters submitted for stockholder approval in the accompanying proxy.

  Votes cast in person or by proxy at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

  In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. The Company has also engaged Georgeson & Company Inc. to assist in the solicitation of proxies. This firm will be paid a fee of $4,500 and will be reimbursed for expenses incurred in connection with such engagement. The cost of solicitation of proxies will be borne by the Company.

February 15, 1995

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Stockholders of record at the close of business on January 31, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting of Stockholders to be held on March 24, 1995. As of the Record Date, there were outstanding 8,486,174 shares of Common Stock and 2,185 shares of the $5.00 Preferred. Each share of Common Stock and each share of the $5.00 Preferred is entitled to one vote on all matters expected to be presented at the Annual Meeting of Stockholders. As to these matters, the $5.00 Preferred represents less than 1% of the shares entitled to vote. Cumulative voting will not be in effect.

  Based on information available to it, the Company believes that the following persons held beneficial ownership of more than 5% of the outstanding shares of Common Stock as of the Record Date:

                                              AMOUNT AND
                                                NATURE     PERCENT OF
        NAME AND ADDRESS                     OF OWNERSHIP    CLASS
        ----------------                     ------------  ----------
        Joseph F. Alibrandi                    996,379(1)    10.77%
        c/o Whittaker Corporation
        10880 Wilshire Boulevard
        Los Angeles, California 90024

        Pioneering Management Corporation      828,200(2)     9.76%
        60 State Street
        Boston, Massachusetts 02114

        The SC Fundamental Value Fund, L.P.    820,800(3)     9.67%
        SC Fundamental Value BVI, Inc.
        SC Fundamental Inc.
        712 Fifth Avenue
        New York, New York 10022

        CS McKee & Co.                         613,250(4)     7.23%
        1 Gateway Center
        Pittsburgh, Pennsylvania 15222

        Marcus Schloss & Co., Inc.             451,500(5)     5.32%
        One Whitehall Street
        New York, New York 10004

- - - - --------
(1) Includes 765,249 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Such shares are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by Mr. Alibrandi but not any other stockholder.

(2) The holder has advised the Company that it has sole voting power as to the shares reported, sole dispositive power as to 194,500 shares, and shared dispositive power as to 633,700 shares.

(3) Holders are members of a group who collectively beneficially own the number of shares reported. Holders have advised the Company that they share voting power and dispositive power as to the shares reported. Each of Gary N. Siegler and Peter M. Collery may be deemed to control certain of the holders and, therefore, may be considered, along with the holders, to have beneficial ownership of the shares reported. However, each of Gary
    N. Siegler and Peter M. Collery disclaim beneficial ownership of the shares reported.

(4) The holder has advised the Company that it holds sole voting power as to 540,050 shares, and shared voting power as to 73,200 shares.

(5) The holder has advised the Company that it holds sole voting power and dispositive power as to these shares. Each of Douglass Schloss and Richard
    P. Schloss may be deemed to control the holder and, therefore, may be considered, along with the holder, to have beneficial ownership of the shares reported. However, each of Douglass Schloss and Richard P. Schloss disclaim beneficial ownership of the shares reported.

  Four people each beneficially owned, as of the Record Date, in excess of 5% of the outstanding shares of the $5.00 Preferred. On the Record Date, the largest such holder of the $5.00 Preferred owned 758 shares, or less than 1% of the combined total number of shares of Common Stock and the $5.00 Preferred entitled to vote.

  The following table sets forth, as of the Record Date except where another date is indicated below, certain information with respect to the beneficial ownership of the Company's equity securities for each of the Company's directors, executive officers, and directors and executive officers as a group.

                                                 AMOUNT AND NATURE      PERCENT
                          NAME OF BENEFICIAL       OF BENEFICIAL           OF
    TITLE OF CLASS               OWNER               OWNERSHIP          CLASS(1)
    --------------      ----------------------- -------------------     --------
COMMON STOCK            DIRECTORS
                        Joseph F. Alibrandi                 996,379(2)   10.77%
                        Thomas A. Brancati                  276,414(3)    3.16%
                        George H. Benter, Jr.                 4,000(4)     (5)
                        Jack L. Hancock                       2,000(6)     (5)
                        Edward R. Muller                    144,385(7)    1.70%
                        Gregory T. Parkos                    37,323        (5)
                        Malcolm T. Stamper                    1,000(8)     (5)

                        EXECUTIVE OFFICERS
                        Joseph F. Alibrandi       (set forth above)
                        Thomas A. Brancati        (set forth above)
                        Jack C. Cannady                      22,878(9)     (5)
                        Richard Levin                        33,334(10)    (5)
                        Gordon J. Louttit                    18,095(11)    (5)

                        All Directors and
                        Executive Officers
                        as a Group (11 persons)           1,553,380(12)  16.19%
SERIES D PARTICIPATING
 CONVERTIBLE PREFERRED
 STOCK (13)
                        Joseph F. Alibrandi                  895.18        100%

                        All Directors and
                        Executive Officers
                        as a Group (11 persons)              895.18        100%

- - - - --------
(1) The number of outstanding stock options exercisable within 60 days of the Record Date held by any indicated person or group of persons are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by such person or such group of persons but not any other stockholder.

(2) A description of Mr. Alibrandi's ownership of shares is set forth in footnote 1, above, under the discussion of persons holding beneficial ownership of more than 5% of the outstanding shares of Common Stock.

(3) Includes 264,752 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes 3,860 shares allocated to Mr. Brancati's account, as of December 31, 1994, under the Company's Partnership Plan.

(4) Includes 3,000 shares issuable upon exericse of outstanding stock options exercisable within 60 days of the Record Date.

(5) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(6) Includes 1,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

(7) Includes 1,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Mr. Muller shares voting power and investment power with respect to 143,385 shares of Common Stock.

(8) Represents 1,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

(9) Includes 22,494 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes 384 shares allocated to Mr. Cannady's account, as of December 31, 1994, under the Company's Partnership Plan.

(10) Represents 33,334 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

(11) Includes 6,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes 9,558 shares allocated to Mr. Louttit's account, as of December 31, 1994, under the Company's Partnership Plan.

(12) Includes an aggregate of 1,110,743 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes, as of December 31, 1994, an aggregate of 15,460 shares allocated to the accounts of executive officers who participate in the Company's Partnership Plan. Directors of the Company do not participate in such plan.

(13) Each share of Series D Preferred Stock, in connection with a qualifying transfer, will be automatically converted into 326.531 shares of Common Stock. A qualifying transfer occurs upon, among other things, any transfer of Series D Preferred Stock to any third party who is not an affiliate or employee of the Company (both before and immediately after giving effect to such transfer) or pursuant to a transaction available to all holders of Common Stock, including any tender or exchange offer to purchase shares of Common Stock or open market transaction.

  The Company has no reason to believe that the officers and directors of the Company did not have sole voting power and sole investment power with respect to the foregoing securities, except (i) with respect to shares of Common Stock beneficially owned under the Company's Partnership Plan (formerly known as the Savings and Stock Investment Plan), pursuant to which the trustee has the power to vote shares but seeks each participant's direction on voting; and
(ii) as to which beneficial ownership, voting power or investment power is disclaimed or shared as described in the footnotes set forth above.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is a classified board presently consisting of seven directors. Directors are divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors. Class I, Class II and Class III directors hold office for "staggered" terms which expire, respectively, in 1996, 1997 and 1995, in each case until their respective successors are elected at the annual meeting of stockholders to be held in each such year. Persons elected as directors are elected for a term of three years.

  Shares represented by the enclosed proxy are intended to be voted, unless authority is withheld, for the election of George H. Benter, Jr., Thomas A. Brancati and Gregory T. Parkos, who currently serve as Class III directors and who must therefore stand for election at the Annual Meeting of Stockholders to be held on March 24, 1995. To the best of the Company's knowledge, Messrs. Benter, Brancati and Parkos are available to serve, and the other members of the Board of Directors named below who are not currently standing for election continue to be available to serve.

DIRECTORS

                                                                       CLASS
                    NAME AND RECENT                          DIRECTOR    OF
                  BUSINESS EXPERIENCE                    AGE  SINCE   DIRECTOR
                  -------------------                    --- -------- --------
Joseph F. Alibrandi.                                     66    1970       I
Mr. Alibrandi was elected Chairman of the Board in 1985
 and was Chief Executive Officer from 1974 until Decem-
 ber 31, 1994. From 1970 until his election as Chairman
 of the Board of Whittaker, he served as President of
 the Company. He was elected President again in 1991
 and served in such capacity until 1993. Since 1991, he
 also has been Chairman of the Board of BioWhittaker,
 Inc. He was BioWhittaker's Chief Executive Officer
 from 1991 to 1992.
George H. Benter, Jr.                                    53    1989     III
Since 1992, Mr. Benter has been President and Chief Op-
 erating Officer of City National Bank. From 1991 until
 1992, he was Vice Chairman and Chief Credit Officer of
 Security Pacific Corporation (which merged in 1992
 with BankAmerica Corporation). From 1987 until 1991,
 he was Vice Chairman of Security Pacific National Bank
 (which merged in 1992 with Bank of America N.T.&S.A.),
 and held numerous other positions with Security Pa-
 cific prior to 1987. . + *
Thomas A. Brancati                                       59    1993     III
Mr. Brancati joined the Company in 1987 as President of
 its Whittaker Electronic Systems unit. In 1993, he
 was elected President and Chief Operating Officer of
 the Company. He became Chief Executive Officer of the
 Company in January 1995.
Jack L. Hancock                                          64    1993      II
Mr. Hancock retired from Pacific Bell as Executive Vice
 President, Marketing and Sales in 1993. He joined Pa-
 cific Bell in 1988 as Vice President for Systems Tech-
 nology, was promoted in 1990 to Executive Vice Presi-
 dent of the Product and Technology Support Group, a
 position he held until 1993. Mr. Hancock is a retired
 Major General of the United States Army. . + *
Edward R. Muller                                         42    1993      II
Since 1993, Mr. Muller has been President and Chief Ex-
 ecutive Officer of Mission Energy Company. From 1992
 until 1993, he was the Company's Chief Financial Offi-
 cer. He served as the Company's Chief Administrative
 Officer from 1988 until 1992. Mr. Muller was appointed
 General Counsel and elected Vice President and Secre-
 tary of the Company in 1985, and served in such capac-
 ities until 1993. From 1991 until 1993, Mr. Muller was
 also Vice President, General Counsel and Secretary of
 BioWhittaker, Inc.*

                                                                       CLASS
                    NAME AND RECENT                          DIRECTOR    OF
                  BUSINESS EXPERIENCE                    AGE  SINCE   DIRECTOR
                  -------------------                    --- -------- --------
Gregory T. Parkos.                                       64    1984     III
Mr. Parkos joined the Company in 1979 and was elected a
 Vice President in 1980. He was named an Executive Vice
 President and elected to the Board of Directors in
 1984. He was President and Chief Operating Officer of
 the Company from 1985 until his retirement as an offi-
 cer in 1991.
Malcolm T. Stamper.                                      69    1993       I
Since 1990, Mr. Stamper has been Chairman of the Board,
 Chief Executive Officer and Publisher of Storytellers
 Ink Incorporated. From 1985 until his retirement in
 1990, he was Vice Chairman of The Boeing Company. He
 was Boeing's President from 1972 until 1985. .+

- - - - --------
.  Member of the Audit Committee of the Board of Directors.
+  Member of the Compensation and Stock Option Committee of the Board of
   Directors.
* Member of the Nominating and Corporate Responsibility Committee of the Board of Directors.

  The directors serve on the boards of directors of other publicly held companies as follows: Mr. Alibrandi--BankAmerica Corporation, BioWhittaker, Inc., Catellus Development Corporation, Jacobs Engineering Group Inc. and Santa Fe Pacific Corporation; Mr. Benter--City National Bank and The Wet Seal, Inc.; Mr. Brancati--Harvey Universal, Inc.; Mr. Hancock--Pyramid Technology Corporation, Union Bank and 3 Com Corporation; and Mr. Stamper--Chrysler Corporation, Esterline Corporation and Nordstrom Inc.

  The Board of Directors held 10 meetings during fiscal 1994. Attendance of the Company's directors at all Board and committee meetings during the year averaged 98%, and each director attended at least 94% of the meetings of the Board and committees on which he served. Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings.

  Directors who are executive officers, and Mr. Parkos since his retirement as an executive officer in 1991, receive no compensation for Board and committee services. Other directors (excluding Mr. Alibrandi) receive annual fees of $20,000 for serving on the Board of Directors, annual fees of $2,500 per committee for serving on various committees, and an additional fee of $750 per day for participation in meetings of the Board and its committees, except for telephonic meetings having a duration of less than 30 minutes. Effective upon his retirement as Chief Executive Officer of the Company on December 31, 1994, Mr. Alibrandi receives an annual fee of $30,000 for serving as Chairman of the Board, no annual fee for service on committees, and an additional fee of $1,500 per day for participation in meetings of the Board and its committees, except for telephonic meetings having a duration of less than 30 minutes. In addition, as Chairman of the Board, Mr. Alibrandi is paid $1,500 for each day that he devotes a substantial portion of his time to the business and affairs of the Company, provided that his aggregate fees and other compensation during fiscal 1995 may not exceed $200,000. Mr. Alibrandi also is entitled to reimbursement for certain expenses.

  The Audit Committee, which met four times during fiscal 1994, reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent auditor, the scope of audit procedures, the nature of services to be performed for the Company by, and the fees to be paid to, the independent auditor, the performance of the Company's independent and internal auditors, and the accounting practices of the Company.

  The Compensation and Stock Option Committee, which met five times during fiscal 1994, has been delegated the functions of the Board with respect to the compensation of executive officers and the administration of the Company's stock-based plans, including the granting of stock options and restricted stock.

  The Nominating and Corporate Responsibility Committee, which met one time during fiscal 1994, recommends nominees for election as directors at annual meetings of stockholders and to fill vacancies which may occur between annual meetings. The Committee considers as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Committee in care of the Secretary of the Company. The Committee also considers various other matters pertaining to corporate responsibility.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  Board Compensation Committee Report on Executive Compensation. The Compensation and Stock Option Committee (the "Committee") is composed entirely of outside directors. The Committee is responsible, among other things, for setting the compensation of executive officers, including any stock-based awards to executive officers under the Company's 1989 Long-Term Stock Incentive Plan. The current members of the Committee are Messrs. Benter, Hancock and Stamper.

  The Committee seeks to compensate executive officers to achieve the primary goal of the Company's stockholders: increased share value. Thus, a substantial portion of the cash compensation of each executive officer is contingent upon the Company's performance. Bonuses may, therefore, be substantial, may vary significantly for an individual from year to year, and may vary significantly among the executive officers. Another significant form of the compensation of executive officers is the granting of stock options to purchase the Company's Common Stock, which become exercisable upon the earlier to occur of (i) the attainment of designated average closing prices of the Company's Common Stock over five consecutive trading days, (ii) the expiration of five years following the date of grant, or (iii) certain changes in control of the Company. In the past, restricted stock grants also were a significant part of the compensation of some of the executive officers.

  For fiscal 1994, the Committee set salaries in February 1994. Two years earlier, Mr. Alibrandi had recommended that his fiscal 1992 salary be reduced to approximately 65% of his fiscal 1991 base annual salary to reflect that approximately 35% of his time would be spent on the business of a separate company, BioWhittaker, Inc. For fiscal 1993, the Committee increased Mr. Alibrandi's base annual salary and then established his fiscal 1993 salary at 65% of that level in light of Mr. Alibrandi's continued allocation of approximately 35% of his time to the business of BioWhittaker, Inc. For fiscal 1994, the Committee recognized that Mr. Alibrandi continued to devote approximately the same proportion of his time to the business of BioWhittaker, Inc. and increased Mr. Alibrandi's base annual salary for fiscal 1994 from the amount paid during fiscal 1993. The salaries of the other executive officers were individually evaluated by the Committee, with the advice of Mr. Alibrandi and Mr. Brancati (except as to himself), in light of each individual's responsibilities for fiscal 1994 and performance during fiscal 1993.

  In February 1994, the Committee, with advice from Mr. Alibrandi, established targets and operating goals, the achievement of which would be considered in determining payments of bonuses to executive officers with respect to the Company's fiscal 1994 performance. Such targets and goals included the achievement of both financial results and operating objectives for the Company. For fiscal 1994, the Committee concluded that the targets and goals had been achieved and, in some instances, exceeded. In December 1994, therefore, the Committee approved cash bonuses for executive officers which were accrued during fiscal 1994. The bonuses were determined primarily based on the extent to which the previously established specific targets and goals, including certain operating results for the Company, were achieved. An individual's bonus generally reflected the Committee's evaluation, with the advice of Mr. Alibrandi and Mr. Brancati (except with respect to themselves), of the individual's performance during fiscal 1994 and the individual's contribution to achieving the targets for the year. The Committee met outside of Mr. Alibrandi's and Mr. Brancati's presence to evaluate their performance.

  The Committee made grants of stock options to all executive officers of the Company during fiscal 1994, other than Mr. Alibrandi. The Committee made those grants, with the advice of Mr. Alibrandi and Mr. Brancati (except as to himself), on the basis of each individual's performance and impact on the Company's results. Mr. Alibrandi recommended no stock option grants for himself.

           GEORGE H. BENTER, JR.  JACK L. HANCOCK  MALCOLM T. STAMPER

  Compensation. The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company by each of the named executive officers for the fiscal years ended October 31, 1994, 1993 and 1992.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                               ------------------------------
                                   ANNUAL COMPENSATION                 AWARDS         PAYOUTS
                             --------------------------------- ---------------------- -------
                                                        OTHER
         NAME                                          ANNUAL  RESTRICTED                     ALL OTHER
         AND                                           COMPEN-   STOCK    SECURITIES   LTIP    COMPEN-
      PRINCIPAL                                        SATION   AWARD(S)  UNNDERLYING PAYOUTS  SATION
       POSITION         YEAR SALARY($)(1)  BONUS($)(2)   ($)      ($)     OPTIONS (#)   ($)    ($)(3)
      ---------         ---- ------------  ----------- ------- ---------- ----------- ------- ---------
Joseph F. Alibrandi     1994   359,347       450,000     --       --            --      --      5,775
Chairman and Chief      1993   338,625           --      --       --         25,000     --      5,621
 Executive Officer      1992   310,846       325,000     --       --            --      --      5,455

Thomas A. Brancati      1994   255,750       350,000     --       --         50,000     --      4,620
President and Chief     1993   194,300       244,000     --       --        125,000     --      3,373
 Operating Officer      1992   194,816(4)    471,000     --       --            --      --      3,273

Jack C. Cannady         1994   161,648       130,000     --       --          3,000     --      3,356
Vice President(5)       1993   158,323        73,000     --       --          9,000     --        --
                        1992   155,983       115,000     --       --            --      --        --

Gordon J. Louttit       1994   166,583        60,000     --       --          3,000     --      4,641
Vice President          1993   157,770           --      --       --          5,000     --      4,684
                        1992   147,231        60,000     --       --            --      --      4,295

Richard Levin           1994   93,771         75,000     --       --         50,000     --        --
Vice President, Chief
 Financial Officer and
 Secretary(6)

- - - - --------
(1) Amounts represent cash compensation earned and received by executive officers.

(2) Amounts represent cash bonuses which were accrued during the fiscal year shown but paid subsequent to the end of such fiscal year.

(3) The amounts shown in this column constitute contributions by the Company under the Company's Partnership Plan (formerly the Savings and Stock Investment Plan), a defined contribution plan, for the benefit of the named executive officers.

(4) Estimated as a result of the unavailability of certain payroll records stored in a facility damaged by the January 17, 1994 Northridge, California earthquake.

(5) Mr. Cannady became an executive officer of the Company in June 1994.

(6) Mr. Levin joined the Company in May 1994, at which time he was appointed an executive officer.

  Option Grants. The following table sets forth certain information concerning grants of options to purchase shares of Common Stock made by the Company to the named executive officers during fiscal 1994.

                               INDIVIDUAL GRANTS
- - - - --------------------------------------------------------------------------------

                            NUMBER OF
                           SECURITIES    PERCENT OF TOTAL
                           UNDERLYING    OPTIONS GRANTED    EXERCISE              GRANT DATE
                         OPTIONS GRANTED TO EMPLOYEES IN     PRICE     EXPIRATION  PRESENT
          NAME               (#)(1)        FISCAL YEAR    ($/SHARE)(2)    DATE     VALUE(3)
          ----           --------------- ---------------- ------------ ---------- ----------
Joseph F. Alibrandi.....        --              --              --            --        --
Thomas A. Brancati......     50,000(4)        26.25%        $14.188    12/17/2003  $449,050
Jack C. Cannady.........      3,000(5)         1.57%        $16.50       3/1/2004  $ 31,334
Gordon J. Louttit.......      3,000(5)         1.57%        $16.50       3/1/2004  $ 31,334
Richard Levin...........     50,000(6)        26.25%        $14.875      6/1/2004  $470,794

- - - - --------
(1) The option price of each stock option which has been granted is not less than 100% of the market value of the Common Stock on the date of grant, and the term of each such option is 10 years, subject to earlier termination in certain events related to death, retirement or other termination of employment. Options become exercisable upon the earlier to occur of (i) the attainment of designated average closing prices of the Company's Common Stock over five consecutive trading days; (ii) the expiration of five years following the date of grant; or (iii) certain changes in control of the Company.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Based upon the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize is based on the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price. There is no assurance that the actual realized value will be at or near the value estimated by the Black-Scholes model. Assumptions under the Black-Scholes model are: expected volatility of 34.4%; risk-free rate of return of 7.77%; dividend yield of 0%; and time of exercise at 10 years. No adjustments have been made for non-transferability or risk of forfeiture.

(4) At October 31, 1994, all of such option was currently exercisable.

(5) At October 31, 1994, one-third of such option was currently exercisable.

(6) At October 31, 1994, none of such option was currently exercisable.

  Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning (i) the exercise of options to purchase shares of Common Stock during fiscal 1994, and (ii) the aggregate number of shares of Common Stock subject to options outstanding as of October 31, 1994, with respect to options granted to the named executive officers under the Company's stock option plans.

                  AGGREGATED OPTION EXERCISES IN FISCAL YEAR
           ENDED OCTOBER 31, 1994 AND OCTOBER 31, 1994 OPTION VALUES

                                                      NUMBER OF
                                                     SECURITIES
                                                     UNDERLYING
                                                     UNEXERCISED        VALUE OF
                                                     OPTIONS AT   UNEXERCISED IN-THE-
                                                     OCTOBER 31,    MONEY OPTIONS AT
                                                      1994 (#)     OCTOBER 31, 1994 *
                                                    ------------- --------------------
                         SHARES ACQUIRED   VALUED   EXERCISABLE/      EXERCISABLE/
          NAME           ON EXERCISE (#)  REALIZED  UNEXERCISABLE    UNEXERCISABLE
          ----           --------------- ---------- ------------- --------------------
Joseph F. Alibrandi.....       --           --         765,249/0  $11,454,516/       0
Thomas A. Brancati......       --           --         264,752/0  $ 1,824,769/       0
Jack C. Cannady.........       --           --      22,494/8,000  $   228,149/$ 24,622
Gordon J. Louttit.......       --           --       6,000/2,000  $    34,500/$  4,000
Richard Levin...........       --           --          0/50,000            0/$181,250

- - - - --------

(*) Based on the difference between the market price of the Company's Common
    Stock on October 31, 1994 and the exercise price.

  Company Performance. The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index and the Dow Jones Aerospace and Defense Technology Sector Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           AMONG WHITTAKER CORPORATION, S&P 500 INDEX AND DOW JONES

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           WHITTAKER      S&P
(Fiscal Year Covered)        CORPORATION    500 INDEX    DOW JONES
- - - - -------------------          -----------    ---------    ----------
Measurement Pt-  1989         $100           $100         $100
FYE   1990                    $ 88.74        $ 92.51      $ 94.66
FYE   1991                    $247.08        $123.51      $123.7
FYE   1992                    $196.32        $135.83      $115.5
FYE   1993                    $223.51        $156.14      $154.18
FYE   1994                    $311.32        $162.18      $184.94

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on October 31, 1989 and that all dividends, other than the extraordinary distribution described below, were reinvested. The Company has made an extraordinary distribution to stockholders of one share of BioWhittaker, Inc. Common Stock for each share of the Company's Common Stock in connection with the Company's 1991 spin off of its biotechnology business. Such distribution is calculated in the Company's cumulative total return consistently with the methodology employed by Standard and Poor's Corporation and Dow Jones & Company, Inc. in calculating cumulative total return when a similar distribution is made by companies included in the S&P 500 Composite Index and the Dow Jones Aerospace and Defense Technology Sector Index.

  Employee's Pension Plan. The Company maintains the Employees' Pension Plan for the benefit of all eligible employees, including executive officers. Directors of the Company who are not also employees do not participate in the Employees' Pension Plan. The Employees' Pension Plan is a tax-qualified, Company funded plan subject to the provisions of the Employee Retirement Income Security Act of 1974. Company contributions to the Employees' Pension Plan are actuarially determined, and benefits are computed based upon years of service and remuneration. As a result of an amendment to the Employee's Pension Plan, effective October 31, 1994 benefits were "frozen" for all participants in the plan: adjustments for changes in credited years of service ceased on October 31, 1994, and adjustments for changes in remuneration ceased on December 31, 1994.

  The Internal Revenue Code (the "Code") limits the annual benefits which may be paid from a tax-qualified retirement plan. The Company has adopted various supplemental plans for the benefit of executive officers which authorize the payment of benefits in excess of the limits imposed by the Code. Under such plans, aggregate pension benefits for executive officers are equal to the excess of (i) the annual benefits which would be payable pursuant to the Employees' Pension Plan without regard to the limitations under the Code or to a formula change under the Employees' Pension Plan which took effect on January 1, 1989; over (ii) the amounts actually payable under the Employees' Pension Plan.

  The following table shows, except with respect to Mr. Alibrandi, the estimated annual benefits payable under the Employees' Pension Plan and the supplemental plans to executive officers upon retirement at age 65, giving effect to the freeze in benefits described above.

                                          YEARS OF SERVICE
                          ----------------------------------------------------------------
      REMUNERATION           5                 10                 15                 20
      ------------        -------           --------           --------           --------
        $100,000          $ 9,020           $ 18,040           $ 27,060           $ 36,080
         200,000           19,020             38,040             57,060             76,080
         300,000           29,020             58,040             87,060            116,080
         400,000           39,020             78,040            117,060            156,080
         500,000           49,020             98,040            147,060            196,080
         600,000           59,020            118,040            177,060            236,080
         700,000           69,020            138,040            207,060            276,080

  The compensation upon which annual benefits is based for all participants in the Employees' Pension Plan is the average of the highest annual cash compensation paid during five consecutive years within the final ten years of employment. For this purpose cash compensation includes salary and bonus but does not include the auto allowance component of salary or any compensation earned after December 31, 1994.

  Messrs. Brancati, Cannady, Louttit and Levin have approximately 7, 2, 16 and 0 credited years of service under the Employees' Pension Plan, respectively. Retirement benefits are computed on a straight-life annuity basis, and the benefits listed in the tables set forth above are not subject to any deduction for Social Security benefits or other offset amounts. Mr. Alibrandi retired from the Company in January 1995 with approximately 25 credited years of service under the Employees' Pension Plan, and receives a retirement benefit under the Employees' Pension Plan and the supplemental plans equal to $27,897 per month.

  Directors' Retirement Plan. Each director who is not also an employee of the Company is paid upon the director's retirement from the Board of Directors, for the number of years equaling the director's years of service as a director, an annual payment in quarterly installments in an amount equal to the lesser of
(i) one and one-half times the basic annual fee (currently $20,000) payable during the last year of the director's service, or (ii) the total fees actually paid during the last twelve months of the director's service. No payments are paid after the death of a director except to a director's surviving spouse. Death while serving as a director is treated as retirement for purposes of the Directors' Retirement Plan. Mr. Parkos is not currently a participant in the Director's Retirement Plan.

  Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors. The purposes of the Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan") are to attract and retain highly qualified individuals to serve as directors of the Company, to encourage such directors to acquire an equity interest in the Company in order to align more closely the interests of such directors with those of the Company's stockholders, and to compensate such directors for their contributions to the Company's growth and profitability.

  Each director of the Company who is not an employee of the Company or any of the Company's affiliates is an eligible director under the Directors Plan. There are currently five eligible directors, Messrs. Alibrandi, Benter, Hancock, Muller and Stamper. (The retirement of Mr. Parkos as an executive officer of the Company in 1991 did not make him an eligible director.)

  On December 30, 1994, each director who was then an eligible director was granted an option under the Directors Plan to purchase 1,000 shares of the Company's Common Stock at a purchase price of $19.563 per share, the fair market value on the date of grant. Recipients of such options were Messrs. Benter, Hancock, Muller and Stamper. On the last business day of December of each year occurring on or before the earlier to occur of (i) the first business day in January in the year 2001 and (ii) the date the shares of the Company's Common Stock are delisted from the New York Stock Exchange, each eligible director, as of each such date, shall be granted an option to acquire 1,000 shares of the Company's Common Stock. In each case the purchase price per share under an option shall be the per share fair market value on the date of grant. Options become exercisable six months from the date of grant, and each option expires on the earlier to occur of (x) 10 years from its date of grant, and (y) one year from the date of termination of service as an eligible director.

  A total of 50,000 shares of the Company's Common Stock may be subject to options granted under the Directors Plan.

  Consulting Arrangement. Since his retirement as an executive officer of the Company in 1991, Mr. Parkos has served as a consultant to the Company. His compensation as a consultant was $224,000 during fiscal 1994. The consulting arrangement expires in March 1995.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

  Based solely on the Company's review of copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners have complied with all filing requirements applicable to them except as follows. In March 1994, Mr. Brancati made a gift of 200 shares of Common Stock and inadvertently failed to report that transaction on a Form 4. When the error was discovered and brought to his attention, Mr. Brancati corrected the omission in a Form 5 that was filed in January 1995.

             RATIFICATION OF AMENDMENT TO THE WHITTAKER CORPORATION
                     LONG-TERM STOCK INCENTIVE PLAN (1989)

  In 1989, the Company adopted and stockholders approved the Whittaker Corporation Long-Term Stock Incentive Plan (1989) (the "1989 Plan"), pursuant to which up to 1,000,000 shares of Common Stock of the Company were made subject to stock options and other awards authorized by the 1989 Plan. As of the Record Date, 2,137 shares of Common Stock remained available for grant under the 1989 Plan.

  The primary purpose of the 1989 Plan has been to attract and retain key personnel and enhance their interests in the Company's continued success. To this end, and as discussed in the Board Compensation Committee Report on Executive Compensation set forth in this Proxy Statement, a significant form of the compensation of executive officers has been the granting of stock options to purchase the Company's Common Stock. The granting of stock options also has been a significant form of the compensation of other eligible employees. The Board of Directors believes that an increase in the number of shares of Common Stock of the Company which may be made subject to stock options and other awards authorized by the 1989 Plan is necessary to ensure that, in the future, key personnel are attracted, retained, and properly motivated to achieve the Company's continued success. Accordingly, on December 16, 1994, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1989 Plan that increases from 1,000,000 to 2,000,000 the number of shares of Common Stock of the Company which may be made subject to stock options and other awards authorized by the 1989 Plan. The Board of Directors also adopted various other amendments, and approved for grant under the 1989 Plan, subject to stockholder approval of the amendment, the nonqualified stock options set forth in the following table.

                               NEW PLAN BENEFITS

                                                                       NUMBER OF
                    NAME AND POSITION                DOLLAR VALUE ($)*   UNITS
                    -----------------                ----------------- ---------
     Non-Executive Officer Employee Group...........      22,500        36,000

- - - - --------
(*) Based on the difference between the market price of the Company's Common
    Stock on the Record Date and the exercise price on the date of grant.

  The 1989 Plan, as amended, is described in the following summary.

  The maximum number of shares of Common Stock in respect of which stock-based awards may be granted under the 1989 Plan is 2,000,000. No executive officer of the Company may receive awards under the 1989 Plan in any calendar year that relate to more than 200,000 shares of Common Stock. Shares subject to awards that are forfeited or cancelled (other than options cancelled upon exercise of related stock appreciation rights) again are made available for awards under the 1989 Plan. Shares delivered under the 1989 Plan are made available from authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company.

  The 1989 Plan is administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. Key employees of the Company and its subsidiaries who can make substantial contributions to the successful performance of the Company are eligible to participate in the 1989 Plan. The determinations by the Committee of which eligible individuals are granted awards and the terms thereof are based on each individual's present and potential contribution to the success of the Company and its subsidiaries. As of the Record Date, there were 55 participants in the 1989 Plan.

  The 1989 plan authorizes a variety of stock-based awards, all of which are described below. To date, 38,250 shares of restricted stock have been awarded under the 1989 Plan while the remaining awards have been of nonqualified stock options.

  Stock options and stock appreciation rights may be granted under the 1989 Plan at the discretion of the Committee. Options granted under the 1989 Plan may be either nonqualified options or incentive stock options. Stock appreciation rights may be granted in conjunction with or unrelated to options and, if in conjunction with an outstanding option, may be granted at the time of such option grant or thereafter, at the exercise price of the option. The Committee has discretion to fix the exercise price of such options and stock appreciation rights at a price not less than 100% of the fair market value of the underlying shares of Common Stock at the time of grant thereof (or at the time of grant of the related option in the case of a stock appreciation right granted in conjunction with an outstanding option). The Committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights shall be exercisable, but under no circumstances will an option or stock appreciation right have a term exceeding 10 years from the date of grant.

  The option exercise price may be satisfied in cash or, in the discretion of the Committee, by exchanging shares of Common Stock owned by the optionee, or by a combination of cash and shares. The ability to pay the option exercise price in shares would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment.

  Upon the exercise of a stock appreciation right with respect to a share of Common Stock, a participant is entitled to receive the excess of the fair market value of such share over the exercise price of such right. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or shares or a combination of both. For administrative convenience, the 1989 Plan allows the Committee to provide that any exercise of a stock appreciation right (other than such a right which is related to an incentive stock option) for cash by a person subject to Section 16(b) of the Securities Exchange Act of 1934 during the third through the 12th day after the release of the Company's quarterly financial results will be deemed to occur on the day during such 10 day period on which the price of the shares was the highest.

  The Committee also has discretion to make contingent grants of performance shares which are earned to the extent performance goals established by the Committee are achieved over a period of time specified by the Committee. The Committee has discretion to determine the value of each performance share; to adjust the performance goals as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors; and to determine the number of performance shares which have been earned based on performance relative to such performance goals. The value of performance shares that are earned may, in the discretion of the Committee, be paid in the form of cash, shares of Common Stock or a combination of both.

  Awards of restricted stock or restricted stock units under the 1989 Plan are made at the discretion of the Committee and may consist of shares of Common Stock or units representing such shares granted to a participant subject to forfeiture and restrictions on transfer. In general, a participant who has been granted restricted stock will from the date of grant have the benefits of ownership in respect of such shares, including the right to vote such shares and to receive dividends and other distributions thereon, subject to the restrictions set forth in the 1989 Plan and in the instrument evidencing such award. The shares of restricted stock are held by the Company or by an escrow agent designated by the Company during the restricted period and may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period and the conditions under which restricted stock and restricted stock units may be forfeited, as well as the other terms and conditions of such awards. Restricted stock units may be paid, in the discretion of the Committee, in cash or shares of Common Stock or a combination of both.

  The 1989 Plan also authorizes the Committee to grant to participants awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of shares of Common Stock ("Stock Unit Awards"). The Committee has discretion to determine the participants to whom Stock Unit Awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The provisions of Stock Unit Awards are subject to such rules and regulations as the Committee shall determine at the time of grant.

  Any award under the 1989 Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents and/or other cash payments in addition to or in lieu of such award, all as the Committee shall determine.

  If the Committee determines that any stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares at a price below fair market value, or other similar corporate event affects the shares of Common Stock such that an adjustment is required in order to preserve the benefits intended under the 1989 Plan, then the Committee has discretion to make (i) equitable adjustments (a) in the number and kind of shares that may be the subject of future awards under the 1989 Plan or (b) the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices thereof and/or, if appropriate, to provide for the payment of cash to a participant.

  The Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the participant and the effect, if any, of a change in control of the Company. The terms of each award are to be evidenced by a writing delivered to the participant. The awards authorized under the 1989 Plan may not be assigned or transferred, except by will or the laws of descent and distribution, and except that an award (other than an award of incentive stock options) may be transferred, to the extent set forth in the applicable award agreement, if the provisions of such agreement do not disqualify such award for exemption under Rule 16(b)-3 of the Securities Exchange Act of 1934 or such award is not intended to qualify for exemption under such Rule.

  No award may be granted under the 1989 Plan after the tenth anniversary of initial stockholder approval.

  The 1989 Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934.

  The 1989 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code.

 Certain Federal Income Tax Consequences Under Current Law

  Withholding. The Company is required to withhold tax on ordinary income recognized by employees who are participants in the 1989 Plan. Withholding is not required on a Disqualifying Disposition (as defined below) of an incentive stock option by an employee.

  Nonqualified Stock Options. When an option holder exercises an option, the difference between the option price and any higher fair market value of the underlying shares on the date of exercise will be ordinary income to the option holder and will be generally allowed as a deduction for Federal income tax purposes to the Company or its subsidiary.

  Incentive Stock Options. When an option holder exercises an incentive stock option while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the option holder at that time, but the excess (if any) of the fair market value of the shares acquired upon such exercise over the option exercise price will be an adjustment to taxable income for purposes of the Federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option exercise price of such shares will be long-term capital gain, but the Company will not be entitled to any tax deduction with respect to such gain. Except as noted below, if the shares are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will generally be entitled to a Federal income tax deduction in a like amount). If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above under Nonqualified Stock Options.

  Restricted Stock. In the absence of an election by a participant, as explained below, the grant of restricted stock will not result in taxable income to the participant or a deduction for the Company or its subsidiary in the year of grant. The value of such restricted stock will be taxable to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant by making the election within 30 days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock to the Company. The Company or its subsidiary will generally be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by a participant in the year such income is recognized. Prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary will be allowed a corresponding Federal income tax deduction (unless the participant elects to include the fair market value of the restricted stock in taxable income in the year of grant as described above).

  Stock Appreciation Rights and Other Awards Under the 1989 Plan. When a participant receives a payment with respect to an award granted to him under the 1989 Plan other than as described in the preceding paragraphs, the amount of cash and the fair market value of the shares of Common Stock received, net of any amount paid by the participant, will be ordinary income to such participant and will generally be allowed as a deduction for Federal income tax purposes to the Company or its subsidiary.

  The foregoing summary of certain Federal tax consequences is necessarily general and is based on present provisions of the Internal Revenue Code, which are subject to change. In addition, state income tax laws are not discussed herein and may vary in effect.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE 1989 PLAN.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

  In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor for the Company should be submitted to the Company's stockholders for ratification on an annual basis. The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending October 31, 1995, subject to ratification by the Company's stockholders. Ernst & Young conducted the audit of the Company's financial statements for the fiscal year ended October 31, 1994. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditor for the fiscal year ending October 31, 1995. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event the Board of Directors determines that the interests of the Company require such a change.

  Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1995.

       STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

  Stockholder proposals to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's executive offices at 10880 Wilshire Boulevard, Los Angeles, California 90024 by October 18, 1995 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business properly shall come before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment.

                                        By Order of the Board of Directors

                                                   RICHARD LEVIN
                                                     Secretary

February 15, 1995

- - - - --------------------------------------------------------------------------------
                          WHITTAKER CORPORATION PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints THOMAS A. BRANCATI and RICHARD LEVIN, or either of them, the proxy or proxies of the undersigned with power of substitution, to vote all shares of stock of Common Stock and $5.00 Cumulative Convertible Preferred Stock of Whittaker Corporation held of record by the undersigned as of January 31, 1995 at the Annual Meeting of Stockholders of the Company to be held on Friday, March 24, 1995 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters:

1. ELECTION OF DIRECTORS.
   INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

   The Board of Directors recommends a vote "FOR" the nominees listed below.
   [_] FOR all nominees listed below       [_] WITHHOLD AUTHORITY
                                               to vote for the nominees
                                               listed below

   Nominees: George H. Benter, Jr.; Thomas A. Brancati; Gregory T. Parkos

2. PROPOSAL TO RATIFY AN AMENDMENT TO THE WHITTAKER CORPORATION LONG-TERM STOCK INCENTIVE PLAN (1989) INCREASING THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER FROM 1,000,000 SHARES TO 2,000,000 SHARES.

  The Board of Directors recommends a vote "FOR" the ratification of Proposal 2.
        [_] FOR               [_] AGAINST                  [_] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING OCTOBER 31, 1995.

 The Board of Directors recommends a vote "FOR" the ratification of Proposal 3.
        [_] FOR               [_] AGAINST                  [_] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may come properly before the meeting.

  PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE
- - - - --------------------------------------------------------------------------------


- - - - --------------------------------------------------------------------------------

- - - - -----------------                                              -----------------
  PROXY NUMBER                                                  NO. SHARES HELD

  IF PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF OR TO THE EXTENT DIRECTIONS ARE NOT GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED HEREON, FOR RATIFICATION OF THE AMENDMENT TO THE WHITTAKER CORPORATION LONG-TERM STOCK INCENTIVE PLAN (1989) INCREASING THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER FROM 1,000,000 SHARES TO 2,000,000 SHARES, AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING OCTOBER 31, 1995.

Date: ______, 1995                ----------------------------------------------
                                                    Signature

                                  ----------------------------------------------
                                                    Signature

                                  Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing Zip Code number.

                                  ----------------------------------------------

                                  ----------------------------------------------
                                                                    Zip Code No.
                                  PLEASE DO NOT FOLD OR PERFORATE THIS CARD


PLEASE MARK YOUR CHOICE LIKE THIS   IN BLUE OR BLACK INK.
  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ACCOMPANYING
  ENVELOPE
- - - - --------------------------------------------------------------------------------

Transfer Agent=Mellon Securities
               H--F CC--LR

- - - - --------------------------------------------------------------------------------



                             WHITTAKER CORPORATION

                           PARTNERSHIP PLAN ("PLAN")
                                INSTRUCTION CARD

    TO: THE CHARLES SCHWAB TRUST COMPANY ("SCHWAB"), TRUSTEE UNDER THE PLAN

  Schwab is hereby instructed to vote the appropriate number of shares of Whittaker Corporation Common Stock which represents my proportionate interest in the Plan at the Annual Meeting of Stockholders of Whittaker Corporation to be held on March 24, 1995, and at any adjournment thereof, with respect to the proposals listed hereon in the manner indicated.

                          (Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE



- - - - --------------------------------------------------------------------------------
                            FOLD AND DETACH HERE




                                                  ANNUAL
                                                  MEETING OF
WHITTAKER CORPORATION                             STOCKHOLDERS

                                                  MARCH 24, 1995, 10:00 A.M.

                                                  Beverly Hilton Hotel
                                                  9876 Wilshire Boulevard
                                                  Beverly Hills, California




- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------
I understand that in the absence of instructions you will vote the shares represented by this proxy on the listed proposals and on other business which properly may come before the meeting proportionately in the same manner as those shares for which instructions are received.


PLEASE DO NOT FOLD OR PERFORATE THIS CARD PLEASE MARK YOU CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


    1.ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

       FOR                WITHHOLD
all nominees listed      AUTHORITY
                      to vote for all
                      nominees listed

        [_]                  [_]         Nominees: George H. Benter, Jr.;
                                                   Thomas A. Brancati;
                                                   Gregory T. Parkos

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 2.

2. Proposal to Ratify an Amendment to the Whittaker Corporaton Long-Term Stock Incentive Plan (1989) Increasing the Number of Shares of Common Stock that may be Issued Thereunder From 1,000,000 Shares to 2,000,000 Shares.

                  FOR            AGAINST           ABSTAIN

                  [_]              [_]               [_]


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 3.

3. Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Auditor for the Fiscal Year Ending October 31, 1995

                  FOR            AGAINST           ABSTAIN

                  [_]              [_]               [_]

+++
+
+

+
+
+
++++++++
                -----------------------------------------------
                   PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.
                _______________________________________________

DATED: ___________________________________________________ , 1995



- - - - -----------------------------------------------------------------
                          SIGNATURE

- - - - -----------------------------------------------------------------
                          SIGNATURE

Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing ZIP code number.


- - - - -----------------------------------------------------------------

- - - - -----------------------------------------------------------------
                                                  ZIP code no.

- - - - --------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                               ----------------

                               ADMISSION TICKET

                               ----------------

                                ANNUAL MEETING
                                      OF
                      WHITTAKER CORPORATION STOCKHOLDERS

                             FRIDAY, MARCH 24, 1995
                                   10:00 A.M.
                              BEVERLY HILTON HOTEL
                             9876 WILSHIRE BOULEVARD
                            BEVERLY HILLS, CALIFORNIA

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------


                          WHITTAKER CORPORATION PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints THOMAS A. BRANCATI and RICHARD LEVIN, or either of them, the proxy or proxies of the undersigned with power of substitution, to vote all shares of stock of Common Stock and $5.00 Cumulative Convertible Preferred Stock of Whittaker Corporation held of record by the undersigned as of January 31, 1995 at the Annual Meeting of Stockholders of the Company to be held on Friday, March 24, 1995 at 10:00 A.M., and at any adjournment or adjournments thereof, with respect to the proposals listed hereon in the manner indicated.

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

                          (Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

- - - - --------------------------------------------------------------------------------
                            FOLD AND DETACH HERE



                                                  ANNUAL
                                                  MEETING OF
WHITTAKER CORPORATION                             STOCKHOLDERS

                                                  MARCH 24, 1995, 10:00 A.M.

                                                  Beverly Hilton Hotel
                                                  9876 Wilshire Boulevard
                                                  Beverly Hills, California

- - - - --------------------------------------------------------------------------------

- - - - --------------------------------------------------------------------------------
If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder. If or to the extent directions are not given, such shares will be voted for the election as directors of all nominees named hereon, for ratification of the amendment to the Whittaker Corporation Long-Term Stock Incentive Plan (1989) increasing the number of shares of Common Stock that may be issued thereunder from 1,000,000 shares to 2,000,000 shares, and for ratification of the appointment of Ernst &
Young LLP as the Company's independent auditor for the fiscal year ending
October 31, 1995.

PLEASE DO NOT FOLD OR PERFORATE THIS CARD PLEASE MARK YOU CHOICE LIKE THIS [X] IN BLUE OR BLACK INK



    1.ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:


       FOR                WITHHOLD
all nominees listed      AUTHORITY
                      to vote for all
                      nominees listed

        [_]                  [_]         Nominees: George H. Benter, Jr.;
                                                   Thomas A. Brancati;
                                                   Gregory T. Parkos



 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 2.

2. Proposal to Ratify an Amendment to the Whittaker Corporaton Long-Term Stock Incentive Plan (1989) Increasing the Number of Shares of Common Stock that may be Issued Thereunder From 1,000,000 Shares to 2,000,000 Shares.

                  FOR            AGAINST           ABSTAIN

                  [_]              [_]               [_]


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 3.

3. Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Auditor for the Fiscal Year Ending October 31, 1995

                  FOR            AGAINST           ABSTAIN

                  [_]              [_]               [_]

+++
+
+

+
+
+
++++++++
                -----------------------------------------------
                   PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.
                _______________________________________________


DATED: ___________________________________________________ , 1995



- - - - -----------------------------------------------------------------
                          SIGNATURE

- - - - -----------------------------------------------------------------
                          SIGNATURE

Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing ZIP code number.

- - - - -----------------------------------------------------------------

- - - - -----------------------------------------------------------------
                                                     ZIP code no.

- - - - --------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                               ----------------

                               ADMISSION TICKET

                               ----------------

                                ANNUAL MEETING
                                      OF
                      WHITTAKER CORPORATION STOCKHOLDERS

                             FRIDAY, MARCH 24, 1995
                                   10:00 A.M.
                              BEVERLY HILTON HOTEL
                             9876 WILSHIRE BOULEVARD
                            BEVERLY HILLS, CALIFORNIA

- - - - --------------------------------------------------------------------------------